INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


     INVESCO Global & INTERNATIONAL FUNDS, Inc., a corporation organized and existing under the Corporations and Associations Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: By unanimous consent effective as of August 7, 2002, the board of directors of the Company voted to change the name of INVESCO Global & International Funds, Inc., the board of directors of the Company voted to liquidate and close the series of common stock designated as INVESCO Global Growth Fund. Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Amendment and Restatement of the Articles of Incorporation of the Company are hereby amended as follows:

                                   ARTICLE III

                                 CAPITALIZATION

     Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is two billion (2,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of twenty million dollars ($20,000,000.00). Such stock may be issued as full shares or as fractional shares.

     In exercise  of the powers  granted to the board of  directors  pursuant to
     Section 3 of this Article III, the board of directors designates two series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:


                        FUND NAME & CLASS                       ALLOCATED SHARES

      INVESCO European Fund - Investor Class
                                                                200,000,000
      INVESCO European Fund - Class A                           100,000,000
      INVESCO European Fund - Class B                           100,000,000
      INVESCO European Fund - Class C                           100,000,000
      INVESCO European Fund - Class K                           100,000,000

      INVESCO International Blue Chip Value
         Fund - Investor Class                                  100,000,000
      INVESCO International Blue Chip Value Fund - Class A      100,000,000
      INVESCO International Blue Chip Value Fund - Class B      100,000,000
      INVESCO International Blue Chip Value Fund - Class C      100,000,000


     Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to allocate  may be  increased  or  decreased  by the  board of  directors  in accordance with the applicable provisions of the Maryland General Corporation Law.


     SECOND: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Sections 2-607 and 2-408 of the General Corporation Law of Maryland and may be made without action by the stockholders.

     The undersigned, Vice President of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

     IN WITNESS WHEREOF, INVESCO Global & International Funds, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on the 7th day of February, 2003, and further verifies under oath that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects under penalty of perjury.

     These Articles of Amendment shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.



                  INVESCO GLOBAL & INTERNATIONAL FUNDS, INC.




                              By:  /s/Raymond R. Cunningham
                                   --------------------------------------
                                   Raymond R. Cunningham, Vice President


WITNESSED


By:  /s/Glen A. Payne
     --------------------------
     Glen A. Payne, Secretary